As filed with the Securities and Exchange Commission on August 27, 2010

Registration No. 333-153631

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMITH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3822631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5599 San Felipe, 17th Floor

Houston, Texas 77056

(713) 513-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francesca Maestroni

General Counsel

5599 San Felipe, 17th Floor

Houston, Texas 77056

(713) 513-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. David Kirkland, Jr.

M. Breen Haire

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 filed on September 23, 2008 (Registration No. 333-153631) (the “Registration Statement”), of Smith International, Inc. (“Smith”), which was deemed effective upon filing. The Registration Statement registered an indeterminate number of Smith debt securities, common stock and units (collectively, the “Securities”). On August 27, 2010, Turnberry Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Schlumberger Limited, merged with and into Smith, with Smith as the surviving corporation (the “Merger”). As a result of the Merger, Smith became a wholly owned subsidiary of Schlumberger Limited. Smith has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.

In accordance with the undertaking of Smith in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the Securities not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on August 27, 2010.

SMITH INTERNATIONAL, INC.

By:	/S/ FRANCESCA MAESTRONI
Francesca Maestroni
General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BRYAN DUDMAN Bryan Dudman	Director	August 27, 2010

/S/ SIMON FARRANT Simon Farrant	Director	August 27, 2010

/S/ DOUGLAS PFERDEHIRT Douglas Pferdehirt	Director	August 27, 2010

3